UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Westminster Street, Providence, Rhode Island	02903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock – par value $0.125	TXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On October 31, 2025, Textron Inc. (“Textron”) issued and sold $500,000,000 principal amount of its 4.950% Notes due March 15, 2036 (the “Notes”) pursuant to its Registration Statement on Form S-3 (No. 333-269915), including the related Prospectus dated February 22, 2023, as supplemented by the Prospectus Supplement dated October 28, 2025. The exhibits to this Current Report on Form 8-K are hereby incorporated by reference in such Registration Statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit Number	Description

1.1	Underwriting Agreement dated October 28, 2025 between Textron and the underwriters named therein, for whom Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC acted as managers, relating to the offer and sale of the Notes, including Underwriting Agreement Standard Provisions (Debt) dated October 28, 2025.

4.1	Form of Global Note.

4.2	Officers’ Certificate dated October 31, 2025 establishing the Notes pursuant to the Indenture dated as of September 10, 1999 between Textron and The Bank of New York Mellon Trust Company, N.A., as Trustee.

5.1	Opinion of Bracewell LLP regarding the legality of the Notes.

23.1	Consent of Bracewell LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

/s/ Scott P. Hegstrom
Scott P. Hegstrom
Vice President and Treasurer

Date: October 31, 2025